AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001
                                                      REGISTRATION NO. 333-42027
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 1
                               ___________________

                              CLAIRE'S STORES, INC.
      --------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                FLORIDA                                     59-0940416
      -------------------------------            -------------------------------
      (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION
      INCORPORATION OR ORGANIZATION)                           NO.)

                              3 S.W. 129TH AVENUE
                          PEMBROKE PINES, FLORIDA 33027
      --------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  CLAIRE'S STORES, INC. 1996 STOCK OPTION PLAN
      --------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                  IRA D. KAPLAN
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                              3 S.W. 129TH AVENUE
                          PEMBROKE PINES, FLORIDA 33027
      --------------------------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 433-3900
      --------------------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                        COPIES OF ALL COMMUNICATIONS TO:
                              Andrew E. Balog, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500
                               ___________________

                                       CALCULATION OF REGISTRATION FEE
===========================================================================================================================
TITLE OF SECURITIES      AMOUNT TO BE        PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
TO BE REGISTERED (1)  REGISTERED (1)(2)(3)     PRICE PER SHARE (4)             OFFERING PRICE(4)        REGISTRATION FEE(4)
--------------------  --------------------   -------------------------   --------------------------     -------------------
COMMON STOCK, $.05    6,261,639 SHARES              $17.82                      $17,820,000                   $4,455
PAR VALUE PER SHARE
===========================================================================================================================

(1) The Registrant is the successor issuer to Claire's Stores, Inc. pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934 by virtue of its filing with the Commission of a Current Report on Form 8-K dated June 30, 2000 in connection with Claire's Stores, Inc.'s reincorporation from the State of Delaware to the State of Florida. Pursuant to Rule 12g-3(a), the Registrant's shares of common stock, like those of its predecessor, are deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934.

(2) Includes 5,261,639 shares previously registered by this Registration Statement as filed with the Securities and Exchange Commission on December 11, 1997 by the Registrant's predecessor as described above in Note 1. Also includes an additional 1,000,000 shares reserved for issuance under the Claire's Stores, Inc. 1996 Stock Option Plan (the 'Plan"), pursuant to an amendment to the Plan that increased the number of shares available for grant under the Plan by 1,000,000.

(3) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plan.

(4) Estimated solely for the purpose of calculating the registration fee as to the additional 1,000,000 shares being registered hereunder in accordance with Rule 457 under the Securities Act of 1933. The Proposed Maximum Offering Price for such shares is based on the average of the high and low prices reported on The New York Stock Exchange on April 24, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Claire's Stores, Inc. 1996 Stock Option Plan, as amended (the "Plan"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

          The following documents filed by Claire's Stores, Inc. (the "Registrant") with the Commission are hereby incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 2001; and

          (b) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

          Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

          Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

          Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

          The  Registrant,  a  Florida  corporation,  is  empowered  by  Section
607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

          The  indemnification  and advancement of expenses provided pursuant to
Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses to any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          The Registrant's By-Laws and Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify each person who was or is made a part or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer or employee of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights that such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided otherwise therein with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Registrant's board of directors. The right to indemnification conferred therein shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Florida Business Corporation Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses thereunder or otherwise (hereinafter an "undertaking").

          If a claim under the preceding paragraph is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking the Registrant shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Florida Business Corporation Act. Neither the failure of the Registrant (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the Registrant (including its board of directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right thereunder, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses thereunder or otherwise shall be on the Registrant.

          The Registrant's Amended and Restated Articles of Incorporation and By-Laws provide that the rights to indemnification and to the advancement of expenses conferred therein shall not be exclusive of any other right which any person may have or thereafter acquire under any statute therein.

          The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.

          At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
          Not  applicable.

ITEM  8.     EXHIBITS.

EXHIBIT
  NO.    DESCRIPTION
-------  ------------------------------------------------------------------------------

    4.1  Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K
         dated June 30, 2000).
    4.2  By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the
         Registrant's Current Report on Form 8-K dated June 30, 2000).
   *4.3  Claire's Stores, Inc. 1996 Stock Option Plan
   *4.4  First Amendment to the Claire's Stores, Inc. 1996 Stock Option Plan
   *5.1  Opinion of Greenberg Traurig, P.A.
  *23.1  Consent of KPMG LLP.
  *23.2  Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereof).
  *24.1  Power of Attorney (included in the signature page hereto).


*  Filed  with  this  Registration  Statement.


ITEM  9.  UNDERTAKINGS.

          (a)  The  undersigned  Registrant  hereby  undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act);

                    (ii) To  reflect  in  the  prospectus  any  facts  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke Pines, State of Florida, on the 27th day of April, 2001.

                                            CLAIRE'S STORES, INC.

                                            By:/s/ Ira D. Kaplan
                                               --------------------
                                                   Ira  D.  Kaplan
                                                   Senior  Vice  President,
                                                   Chief  Financial  Officer
                                                   and  Treasurer

                                POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby authorizes Ira D. Kaplan and Harold E. Berritt, and each of them individually (the "Agent"), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate, and the Registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                         DATE
----------------------        ---------------------------      -----------------

/s/  ROWLAND  SCHAEFER        Chairman  of  the  Board,         April  27,  2001
----------------------        President  and  Chief
Rowland  Schaefer             Executive Officer

/s/  IRA  D.  Kaplan          Senior Vice President,            April  27,  2001
--------------------          Chief Financial Officer,
Ira  D. Kaplan                Treasurer and Director
                              (Principal  Financial  and
                              Accounting  Officer)

/s/  MARLA  L.  SCHAEFER      Vice Chairman of the Board        April  27,  2001
------------------------      of Directors
Marla L. Schaefer

/s/  E.  BONNIE  SCHAEFER     Vice Chairman of the Board        April  27,  2001
-------------------------     of Directors
E.  Bonnie  Schaefer

/s/  IRWIN L. KELLNER, Ph.D.  Director                          April  27,  2001
----------------------------
Irwin  L.  Kellner,  Ph.D.

/s/  STEVEN  H.  TISHMAN      Director                          April  27,  2001
------------------------
Steven  H.  Tishman

/s/  BRUCE  G.  MILLER        Director                          April  27,  2001
----------------------
Bruce  G.  Miller

EXHIBIT  INDEX

EXHIBIT  NO.                         DESCRIPTION
-----------                          -----------
4.3      The  Claire's  Stores,  Inc.  1996  Stock  Option  Plan.
4.4      First  Amendment  to  the Claire's Stores, Inc. 1996 Stock Option Plan.
5.1      Opinion  of  Greenberg  Traurig,  P.A.
23.1     Consent  of  KPMG  LLP.
23.2     Consent  of  Greenberg  Traurig, P.A. (included in Exhibit 5.1 hereof).
24.1     Power  of  Attorney  (included  in  the  signature  page  hereto).